Exhibit 1.1



                     THE COMPANIES ORDINANCE (CHAPTER 32)

                           Company Limited by Shares

                         NEW ARTICLES OF ASSOCIATION*

                                      OF

                                 CNOOC LIMITED
                          [CHINESE LANGUAGE OMITTED]

 *as amended by special resolutions passed on 14 June 2004 and 31 December 2005

                           ------------------------



                                  PRELIMINARY

1. The regulations in Table A in the First Schedule to the Ordinance shall not apply to the Company.

                                INTERPRETATION

2.    (a)   In these Articles save where the context otherwise requires:

            Associate shall have the meaning ascribed to it under the Listing Rules as amended from time to time;

            Auditors means the Auditors of the Company for the time being;

            Chairman means the Chairman presiding at any meeting of members or the Board;

            Company means the above-named Company;

            Ordinance means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong), and includes every other ordinance incorporated therewith or substituted therefor, and in the case of any such substitution the references in these Articles to the provisions of the Ordinance shall be read as references to the provisions substituted therefor in the new ordinance;

            Board and Directors means the directors for the time being of the Company or the Directors present at a duly convened meeting of directors at which a quorum is present;

            call includes any instalment of a call and, in the application of provisions of these Articles to forfeiture of shares, a sum which, by the terms of issue of a share, is payable at a fixed time either in respect of the nominal value of the share or by way of premium;


                                Exhibit 1.1-1
            capital means the share capital from time to time of the Company;

            Clearing House shall mean a recognised clearing house within the meaning of Part 1 of Schedule 1 to the Securities and Futures Ordinance (Chapter 571) as amended from time to time;

            Dividend includes distributions in specie or in kind, capital distributions and capitalisation issues;

            Dollars and $ means dollars in the lawful currency of Hong Kong;

            Hong Kong means the Hong Kong Special Administrative Region of the People's Republic of China;

            Listing Rules means the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited as amended from time to time;

            month means calendar month;

            Office means the registered office of the Company for the time being;

            paid up includes credited as paid up;

            Register means the register of members of the Company kept pursuant to the Ordinance and includes any branch register kept pursuant to the Ordinance;

            Seal means the common seal of the Company or any official seal that the Company may have as permitted by the Ordinance;

            Secretary means the person or persons appointed for the time being to perform for the Company the duties of a secretary;

            share means a share in the capital of the Company and includes stock except where a distinction between stock and shares is expressed or implied;

            Stock Exchange means The Stock Exchange of Hong Kong Limited;

            Subsidiary and holding company shall have the meanings ascribed to them under the Listing Rules;

            these Articles means these Articles of Association in their present form or as altered from time to time;

            in writing and written includes facsimile and telex messages and any mode of reproducing words in a legible and non-transitory form.

      (b) In these Articles, if not inconsistent with the subject or context, words importing the singular number only shall include the plural number and vice versa, words importing any gender shall include all other genders and references to persons shall include corporations (acting, where applicable, by their duly authorised representatives).


                                Exhibit 1.1-2

      (c) Subject as aforesaid, any words defined in the Ordinance shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

      (d) The headings and any marginal notes are inserted for convenience only and shall not affect the construction of these Articles.

                                  THE OFFICE

3. The Office shall be at such place in Hong Kong as the Directors shall from time to time appoint.

                                    SHARES

4. Shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company and with a special, or without any, right of voting.

5. Without prejudice to any special rights, privileges or restrictions for the time being attached to any issued shares, any unissued or forfeited shares may be issued or re-issued upon such terms and conditions, and with such rights, privileges and restrictions attached thereto, whether in regard to dividends, voting, repayment or redemption of share capital, or otherwise, as the Company may, subject to the Ordinance, from time to time determine or, in the absence of any such determination, as the Directors shall determine.

6. The Board may, subject to the approval by the members in general meeting, issue warrants to subscribe for any class of shares or securities of the Company on such terms as the Board may from time to time determine. Where warrants are issued to bearer, no certificate thereof shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original certificate thereof has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such replacement certificate.

7. Save as provided by contract or the Ordinance or these Articles to the contrary, all unissued shares shall be at the disposal of the Directors who may allot, grant options over or otherwise deal with or dispose of the same to such persons, at such times, for such consideration and generally upon such terms and conditions as they shall in their absolute discretion think fit, provided that no shares of any class shall be issued at a discount except in accordance with section 50 of the Ordinance.

8. The Company may make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and the time of payment of such calls.

9. If by the conditions of allotment of any shares the whole or part of the issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to the Company by the person who for the time being and from time to time shall be the registered holder of the shares, or his legal personal representative.

10. Subject to the provisions of section 49 of the Ordinance, any preference share may, with the sanction of a special resolution, be issued on the terms that it is, or at the option of the Company is liable, to be redeemed.

11. Subject to the provisions of these Articles, except as required by law or ordered by a court of competent jurisdiction, no person shall be recognised by the Company as holding any share upon any trust, and except as aforesaid, the Company shall not be bound by or required in any way to recognise any contingent, future, partial or equitable interest in any share or in


                                Exhibit 1.1-3
     any fractional part of a share or any other right in respect of any share or any other claim to or in respect of any such share on the part of any person (even when having notice thereof) except an absolute right to the entirety thereof in the registered holder.

12. The Company may in connection with the issue of any shares exercise all powers of paying interest out of capital and of paying commission and brokerage conferred or permitted by the Ordinance.

13. No person shall become a member until his name shall have been entered into the Register.

                           JOINT HOLDERS OF SHARES

14. Where two or more persons are registered as the holders of any share they shall be deemed to hold the same as joint tenants with the benefit of survivorship, subject to the following provisions:

      (a) the Company shall not be bound to register more than four persons as the holders of any shares except in the case of the legal personal representatives of a deceased member;

      (b) the joint holders of any shares shall be liable severally as well as jointly in respect of all payments which ought to be made in respect of such shares;

      (c) on the death of any one of such joint holders the survivor or survivors shall be the only person or persons recognised by the Company as having any title to such shares, but the Directors may require such evidence of death as they may deem fit;

      (d) any one of such joint holders may give effectual receipts for any dividend, bonus or return of capital payable to such joint holders; and

      (e) the Company shall be at liberty to treat the person whose name stands first in the Register as one of the joint holders of any shares as solely entitled to delivery of the certificate relating to such shares, or to receive notices from the Company, or to attend or vote at general meetings of the Company, and any notice given to such person shall be deemed notice to all the joint holders; but any one of such joint holders may be appointed the proxy of the persons entitled to vote on behalf of such joint holders, and as such proxy to attend and vote at general meetings of the Company, but if more than one of such joint holders be present at any meeting personally or by proxy that one so present whose name stands first in the Register in respect of such shares shall alone be entitled to vote in respect thereof.

                              SHARE CERTIFICATES

15. Every person whose name is entered as a member in the Register shall be entitled without payment to receive within two months after allotment or lodgment of an instrument of transfer duly stamped, or within such other period as the conditions of issue shall provide, one certificate for all his shares of any particular class, or if he shall so request, upon payment of a fee (not exceeding HK$2.50 or such greater sum as the Stock Exchange may from time to time permit) for every certificate after the first, as the Directors shall from time to time determine, such number of certificates for shares in Stock Exchange board lots or multiples thereof as he shall request and one for the balance (if any) of the shares in question, provided that in the event of a member transferring part of the shares represented by a certificate in his name a new certificate in respect of the balance thereof shall be issued in his name without payment and, in the case of a share or shares held jointly by several persons the


                                Exhibit 1.1-4

     Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders. In any event, the Company shall, within 10 business days (being any day on which a recognised stock market is open for the business of dealing in securities) after the date on which a transfer of any of its shares, debentures or debenture stock is lodged with the Company, complete and have ready for delivery the certificates of all shares, the debentures and the certificates of all debenture stock so transferred, unless the conditions of issue of the shares, debentures or debenture stock otherwise provide.

16. Every share certificate shall be issued under the Seal (which for this purpose may be any official seal as permitted by section 73A of the Ordinance) and shall specify the number and class of shares and, if required, the distinctive numbers thereof, to which the certificate relates, and the amount paid up thereon and may otherwise be in such form as the Board may from time to time determine. If at any time the share capital of the Company is divided into different classes of shares, every share certificate issued at that time shall comply with section 57A of the Ordinance, and no certificate shall be issued in respect of more than one class of shares.

17. Subject to section 71A of the Ordinance, if any share certificate shall be worn out, defaced, destroyed or lost, it may be replaced on payment of such fee, if any (not exceeding HK$2.50 or such greater sum as the Stock Exchange may from time to time permit), on such evidence being produced as the Directors shall require, and in case of wearing out or defacement, on delivery up of the old certificate, and in case of destruction or loss, on the execution of such indemnity (if any), as the Directors may require. In case of destruction or loss, the person to whom such replacement certificate is given shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such destruction or loss and of the production of such indemnity.

                                CALLS ON SHARES

18.   (a)   The Directors may from time to time make calls upon the members in respect of all moneys unpaid on their shares whether on account of the nominal value of the shares or by way of premium but subject always to the terms of issue of such shares, and any such call may be made payable by instalments.

      (b) Each member shall, subject to receiving at least fourteen days' notice specifying the time or times and place of payment, pay to the Company the amount called on his shares and at the time or times and place so specified. The non-receipt of a notice of any call by, or the accidental omission to give notice of a call to, any of the members shall not invalidate the call.

19. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed. A call may be revoked, varied or postponed as to all or any of the members liable therefor as the Directors may determine. A person on whom a call is made will remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

20. If any part of a call is not paid before or on the day appointed for payment thereof, the person from whom the payment is due shall be liable to pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment together with interest on the outstanding part thereof at such rate as the Directors shall determine (not exceeding twenty per cent. per annum) from the day appointed for the payment of such call or instalment to the


                                Exhibit 1.1-5
      time of discharge thereof in full; but the Directors may, if they shall think fit, waive the payment of such costs, charges, expenses or interest or any part thereof.

21. If, by the terms of the issue of any shares or otherwise, any amount is made payable upon allotment or at any fixed time, whether on account of the nominal amount of the shares or by way of premium, every such amount shall be payable as if it were a call duly made and payable on the date on which by the terms of issue the same becomes payable; and all the provisions hereof with respect to the payment of calls and interest thereon, or to the forfeiture of shares for non-payment of calls, shall apply to every such amount and the shares in respect of which it is payable in the case of non-payment thereof.

22. The Directors may, if they shall think fit, receive from any member willing to advance the same (either in money or money's worth) all or any part of the moneys uncalled and unpaid or instalments payable upon any shares held by him; and upon all or any of the moneys so paid in advance the Directors may (until the same would, but for such payment in advance, become presently payable) pay interest at such rate as may be agreed upon between the member paying the moneys in advance and the Directors (not exceeding twenty per cent. per annum). But a payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the share or the due portion of the shares upon which payment has been advanced by such member before it is called. The Directors may also at any time repay the amount so advanced upon giving to such member one month's notice in writing unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

23. On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such money is due; that the resolution making the call is duly recorded in the minute book of the Company; and that notice of such call was duly given to the member sued in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matter whatsoever, but the proof of the matters aforesaid shall be conclusive evidence that the money is due.

24. No member shall, unless the Directors otherwise determine, be entitled to receive any dividend or bonus, or to receive notice of or to be present or vote at any general meeting, either personally or (save as proxy for another member) by proxy, or to exercise any privileges as a member, or be reckoned in a quorum, until he shall have paid all calls or other sums for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

                                  FORFEITURE

25. If any member fails to pay in full any call or any instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter, during such time as any part of the call remains unpaid without prejudice to the provisions of Article 24, serve a notice on him requiring him to pay so much of the call as is unpaid together with interest accrued and any expenses incurred by reason of such non-payment.

26. The notice shall name a further day (not being less than fourteen days from the date of the notice) on or before which such call or part thereof and all interest accrued and expenses incurred by reason of such non-payment are to be paid, and it shall also name the place where payment is to be made, such place being either the Office, or some other place at which calls of the Company are usually made payable. The notice shall also state that, in the event of


                                Exhibit 1.1-6
      non-payment at or before the time and at the place appointed, the shares in respect of which such call is payable will be liable to forfeiture.

27. If the requirements with regard to payment of any such notice as aforesaid are not complied with, any shares in respect of which such notice has been given may, at any time thereafter and before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect, and any such forfeiture shall extend to all dividends and bonuses declared in respect of the shares so forfeited but not payable until after such forfeiture. The Directors may accept surrender of any shares liable to be forfeited hereunder and in such cases references in the Articles to forfeiture shall include surrender.

28. Any shares so forfeited shall be deemed for the purposes of this Article to be the property of the Company and may be sold, re-allotted or otherwise disposed of either subject to or discharged from all calls made prior to the forfeiture, to any person, upon such terms as to subscription price and otherwise and in such manner and at such time or times as the Directors think fit. For the purpose of giving effect to any such sale or other disposition the Directors may authorise the transfer of the shares so sold or otherwise disposed of to the purchaser thereof or any other person becoming entitled thereto. The Directors shall account to the person whose shares have been forfeited with the balance (if any) of monies received by the Company in respect of those shares after deduction of expenses of forfeiture, sale or disposal of the shares and any amount due to the Company in respect of the shares.

29. The Directors may, at any time before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit or permit the share forfeited to be redeemed upon the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share, and upon such further terms (if any) they think fit.

30. Any person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall notwithstanding the forfeiture be and remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, together with interest thereon from the date of forfeiture until payment at such rate as the Directors may prescribe (not exceeding twenty per cent. per annum), and the Directors may enforce the payment of such moneys or any part thereof and without any deduction or allowance for the value of the shares at the date of forfeiture, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. For the purposes of this Article any sum which, by the terms of issue of a share payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that that time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

31. When any shares have been forfeited, notice of the resolution shall be given to the member in whose name it stood immediately prior to the forfeiture and an entry shall be made in the Register recording the forfeiture and the date thereof but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry, and so soon as the shares so forfeited have been sold or otherwise disposed of an entry shall also be made of the manner and date of the sale or disposal thereof.


                                Exhibit 1.1-7

                                     LIEN

32. The Company shall have a first and paramount lien on every share (not being a fully paid-up share) for all moneys outstanding in respect of such share whether presently payable or not, and the Company shall also have a first and paramount lien on every share (other than fully paid-up shares) standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice has been given to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have already arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member or not. The Company's lien on a share shall extend to all dividends payable thereon. The Directors may at any time either generally or in any particular case waive any lien that has arisen, or declare any share to be wholly or in part exempt from the provisions of this Article.

33. The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable or the liability or engagement in respect of such lien exists is liable to be presently fulfilled or discharged, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death, bankruptcy or winding-up or otherwise by operation of law or court order.

34. The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debts or liabilities in respect whereof the lien exists so far as the same are presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the Directors may authorise some person to transfer the shares so sold to the purchaser thereof and may enter the purchaser's name in the Register as holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

35. A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allocation or disposal thereof together with the share certificate delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

                              TRANSFER OF SHARES

36. The instrument of transfer of any shares in the Company shall be in writing in the usual common form or in such other form as the Board may accept and may be under hand only or, if the transferor or transferee is a Clearing House (or its nominee), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from


                                Exhibit 1.1-8
      time to time and shall be executed by or on behalf of the transferor and by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof. Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

37. Every instrument of transfer shall be lodged at the Office for registration (or at such other place the Board may appoint for such purpose) accompanied by the certificate relating to the shares to be transferred and such other evidence as the Directors may require in relation thereto. All instruments of transfer which shall be registered shall be retained by the Company, but save where fraud is suspected any instrument of transfer which the Directors may decline to register shall, on demand, be returned to the person depositing the same.

38. There shall be paid to the Company in respect of the registration of a transfer and of any Grant of Probate or Letters of Administration, Certificate of Marriage or Death, Power of Attorney or other document relating to or affecting the title to any share or for making of any entry in the Register affecting the title to any share such fee (if any) as the Directors may from time to time require or prescribe (but not exceeding HK$2.50 or such greater sum as the Stock Exchange may from time to time permit).

39. The registration of transfers may be suspended at such times and for such periods as the Directors may, in accordance with section 99 of the Ordinance, from time to time determine and either generally or in respect of any class of shares.

40. The Directors may, subject to section 69 of the Ordinance, at any time in their absolute discretion and without assigning any reason therefor decline to register any transfer of any share (not being a fully paid-up share). If the Directors refuse to register a transfer they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

41.   The Directors may also decline to register any transfer unless:

      (a) the instrument of transfer is in respect of only one class of share;

      (b) in the case of a transfer to joint holders, the number of transferees does not exceed four;

      (c) the shares concerned are free of any lien in favour of the Company;

      (d)   the instrument of transfer is properly stamped;

      (e) such other conditions as the Directors may from time to time impose for the purpose of guarding against losses arising from forgery are satisfied;

      (f) a fee not exceeding the maximum fee prescribed or permitted from time to time by the Stock Exchange is paid to the Company in respect thereof;

      (g) the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

42. No transfer may be made to an infant or to a person of unsound mind or under other legal disability.


                                Exhibit 1.1-9

                            TRANSMISSION OF SHARES

43. In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder, whether sole or joint, from any liability in respect of any share solely or jointly held by him.

44. Any person becoming entitled to shares in the Company in consequence of the death, bankruptcy or winding-up of any member or otherwise by operation of law or by court order shall, upon procuring such evidence of his title as the Directors may require, have the right either to be registered himself as the holder of the shares upon giving to the Company notice in writing of such his desire or to transfer such shares to some other person. All the limitations, restrictions and provisions of these Articles and the Ordinance relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as if the same were a transfer of shares by a member, including the Directors' right to refuse or suspend registration.

45. A person becoming entitled to shares in the Company in consequence of the death, bankruptcy or winding-up of any member or otherwise by operation of law or by court order shall have the right to receive and give a discharge for any dividends or other moneys payable in respect of the shares, provided always that the Directors may at any time give notice requiring any such person to elect to be registered himself or to transfer the shares, and if the notice is not complied with within sixty days, the Directors may thereafter withhold payment of all dividends or other moneys payable in respect of the shares until the requirements of the notice have been complied with but, subject to the requirements of
      Article 76 being met, such a person may vote at meetings.

                                    STOCK

46. The Company may from time to time by ordinary resolution convert any fully paid-up shares into stock and may reconvert any stock into fully paid-up shares of any denomination. After the passing of any resolution converting all the fully paid-up shares of any class in the capital of the Company into stock, any shares of that class which subsequently become fully paid-up and rank pari passu in all other respects with such shares shall, by virtue of this Article and such resolution, be converted into stock transferable in the same units as the shares already converted.

47. The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as the shares from which the stock arose might prior to conversion have been transferred or as near thereto as circumstances admit. The Directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of such minimum, but the minimum shall not, without the sanction of an ordinary resolution of the Company, exceed the nominal amount of each of the shares from which the stock arose. No warrants to bearer shall be issued in respect of any stock.

48. The holders of stock shall, according to the amount of the stock held by them, have the same rights as regards dividends, participation in assets on a winding-up, voting at general meetings of the Company and other matters as if they held the shares from which the stock arose, but no such right (except as to participation in dividends, profits and in assets on a reduction of capital or a winding-up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such right.


                                Exhibit 1.1-10

49. Such of these Articles as are applicable to fully paid-up shares shall apply mutatis mutandis to stock, and the words "share" and "shareholder" shall include "stock" and "stockholder".

                INCREASE OF CAPITAL AND PURCHASE OF OWN SHARES

50. The Company may, from time to time, by ordinary resolution increase its authorised capital by such sum divided into shares of such amounts as the resolution shall prescribe.

51. The general meeting resolving upon the creation of any new shares may direct that the same or any of them shall be offered in the first instance, and either at par or at a premium or (subject to the provisions of the Ordinance) at a discount, to all the holders for the time being of any class of shares in the capital of the Company, in proportion to the number of shares of such class held by them respectively, or make any other provisions as to the issue and allotment of the new shares, and in default of any such direction, or so far as the same shall not extend, the new shares shall be at the disposal of the Directors, and Article 7 shall apply thereto. The Company may exercise any powers conferred or permitted by the Ordinance or any other ordinance from time to time to purchase or otherwise acquire its own shares and warrants (including any redeemable shares) at any price or to give, directly or indirectly, by means of a loan, guarantee, the provision of security or otherwise, financial assistance for the purpose of or in connection with a purchase or other acquisition made or to be made by any person of any shares or warrants in the Company and should the Company purchase or otherwise acquire its own shares or warrants neither the Company nor the Board shall be required to select the shares or warrants to be purchased or otherwise acquired ratably or in any other particular manner as between the holders of shares or warrants of the same class or as between them and the holders of shares or warrants of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares provided always that (a) purchases not made through the market or by tender shall be limited to a maximum price, and (b) if purchases are by tender, tenders shall be available to all shareholders alike and provided further that any such purchase or other acquisition or financial assistance shall only be made or given in accordance with any relevant rules or regulations issued by the Stock Exchange or the Securities and Futures Commission from time to time in force.

52. Subject to any direction or determination that may be given or made in accordance with the powers contained in these Articles, all new shares created pursuant to Article 50 shall be subject to the same provisions herein contained with reference to the payment of calls, transfer, transmission, forfeiture, lien and otherwise as the existing shares of the Company.

                          ALTERATION OF SHARE CAPITAL

53.   The Company may by ordinary resolution:

      (a) subdivide its existing shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association of the Company, provided that in the subdivision of an existing share the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived, and that the resolution whereby any share is subdivided may determine that as between the holders of the shares resulting from such subdivision one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights or be subject to any such restrictions as the Company has power to attach to unissued or new shares;

      (b) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;


                                Exhibit 1.1-11

      (c) consolidate and divide its share capital or any part thereof into shares of larger amount than its existing shares;

      (d) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its authorised capital by the amount of the shares so cancelled; or

      (e) make provision for the issue and allotment of shares which do not carry any voting rights.

54. The Company may by special resolution reduce its share capital and any capital redemption reserve fund or any share premium account in any manner allowed by law.

55. Where any difficulty arises in regard to any consolidation and division under paragraph (c) of Article 53, the Directors may settle the same as they think expedient and in particular may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the members who would have been entitled to the fractions, and for this purpose the Directors may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

                            MODIFICATION OF RIGHTS

56. All or any of the special rights attached to any class of shares (unless otherwise provided for by the terms of issue of the shares of that class) for the time being in issue may subject to the provisions of the Ordinance, at any time, as well before as during liquidation, be altered or abrogated either with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class, and all the provisions contained in these Articles relating to general meetings shall mutatis mutandis apply to every such meeting but so that the quorum thereof shall be not less than two persons holding or representing by proxy one-third in nominal value of the issued shares of the class, and that any holder of shares of that class present in person or by proxy may demand a poll.

57. The provisions of the foregoing Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the rights whereof are to be varied.

58. The special rights conferred upon the holders of shares or any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

                               GENERAL MEETINGS

59. The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year. The annual general meeting shall be held at such time (within a period of not more than fifteen months, or such longer period as the Registrar of Companies may authorise in writing, after the holding of the last preceding annual general meeting) and place as may be determined by the Directors. All other general meetings shall be called extraordinary general meetings.


                                Exhibit 1.1-12

60. The Directors may wherever they think fit, and shall on requisition in accordance with the Ordinance, proceed to convene an extraordinary general meeting.

                          NOTICE OF GENERAL MEETINGS

61. Subject to section 116C of the Ordinance, an annual general meeting and a meeting called for the passing of a special resolution shall be called by not less than twenty-one days' notice in writing, and any other general meeting shall be called by not less than fourteen days' notice in writing. The notice shall specify the place, date and time of meeting, and, in the case of special business, the general nature of that business. The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as a special resolution. There shall appear on every such notice with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not be a member of the Company.

62. Notwithstanding that a meeting of the Company is called by shorter notice than that specified in these Articles or required by the Ordinance, it shall be deemed to have been duly called if it is so agreed:

      (a) in the case of a meeting called as the annual general meeting, by all the members entitled to attend and vote thereat; and

      (b) in the case of any other meeting, by a majority in number of the members having the right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

63. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

                        PROCEEDINGS AT GENERAL MEETINGS

64. All business shall be deemed special that is transacted at an extraordinary general meeting and at an annual general meeting with the exception of:

      (a) the receipt of the accounts and balance sheet and the reports of the Directors and other documents required to be annexed to the accounts;

      (b)   the declaration and sanction of dividends;

      (c)   the election of Directors in place of those retiring (if any);

      (d)   the election or re-election of the Auditors of the Company; and

      (e) the fixing of, or the determination of the method of fixing, the remuneration or extra remuneration of the Directors and of the Auditors of the Company.

65. No business save the election of a Chairman of the meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. Two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.


                                Exhibit 1.1-13

66. If, within thirty minutes from the time appointed for the meeting a quorum be not present, the meeting, if convened upon requisition in accordance with the Ordinance, shall be dissolved; but in any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day, time and place as the Chairman of the meeting may determine. If at such adjourned meeting a quorum be not present within thirty minutes from the time appointed for the meeting, the member or members present in person or by proxy shall be a quorum and may transact the business for which the meeting is called.

67. The Chairman (if any) of the Board shall preside as Chairman at every general meeting. If there is no such Chairman or if at any meeting the Chairman is not present within fifteen minutes after the time appointed for holding the meeting, or if the Chairman is not willing to act as Chairman at the meeting, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as Chairman if willing to act. If no Director is present, or if each of the Directors present declines to act as Chairman, the persons present and entitled to vote shall elect one of their number to be Chairman of the meeting.

68. The Chairman of any general meeting at which a quorum is present may, with the consent of the meeting, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place or sine die; but no business shall be transacted at any adjourned meeting other than business which might have been transacted at the meeting from which the adjournment took place unless due notice thereof is given or such notice is waived in the manner prescribed by these Articles. When a meeting is adjourned for thirty days or more, or sine die, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or the business to be transacted thereat. Where a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the Directors.

                                    VOTING

69.   (a)   At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the
            withdrawal of any other demand for a poll) a poll is demanded by:

            (i)   the Chairman of the meeting; or

            (ii) at least three members present in person (or in the case of a member being a corporation, by its duly authorised representative) or by proxy and entitled to vote at the meeting; or

            (iii) any member or members present in person (or in the case of a member being a corporation, by its duly authorised representative) or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all members having the right to attend and vote at the meeting; or

            (iv) any member or members present in person (or in the case of a member being a corporation, by its duly authorised representative) or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

      (b) Unless a poll is so demanded and the demand is not withdrawn, a declaration by the Chairman that a resolution has, on a show of hands, been carried unanimously or by a particular majority or lost shall be final and conclusive, and an entry to that effect


                                Exhibit 1.1-14
            in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against such resolution.

70. A demand for a poll may be withdrawn only with the approval of the Chairman of the meeting, at any time before the close of the meeting or the taking of the poll, whichever is earlier. If a poll be directed or demanded in the manner (including the use of ballot or voting papers or tickets) above mentioned it shall (subject to the provisions of Article 72 hereof) be taken at such time (being not later than thirty days after the date of the demand) and in such manner as the Chairman of the meeting may appoint. No notice need be given of a poll not taken immediately. The result of such poll shall be deemed for all purposes to be the resolution of the meeting at which the poll was so directed or demanded.

71. In the case of an equality of votes at any general meeting, whether upon a show of hands or on a poll, the Chairman of the meeting shall be entitled to a second or casting vote.

72. A poll demanded upon the election of a Chairman or upon a question of adjournment shall be taken forthwith. Any business, other than that upon which a poll has been demanded, may be proceeded with pending the taking of the poll.

73.   (a)   Save as expressly provided in these Articles, no person other than a member duly registered and who shall have paid everything for the time being due from him payable to the Company in respect of his shares shall be entitled to be present or to vote (save as proxy for another member) either personally or by proxy, or to be reckoned in a quorum at any general meeting.

      (b) No objection shall be made to the validity of any vote except at a meeting at which such vote shall be tendered and every vote whether given personally or by proxy not disallowed at such meeting shall be deemed valid for all purposes whatsoever of such meeting or poll.

      (c) In case of any dispute as to voting the Chairman shall determine the same, and such determination shall be final and conclusive.

74. Subject to the provisions of the Ordinance, a resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. A written notice of confirmation of such resolution in writing signed by or on behalf of a member shall be deemed to be his signature to such resolution in writing for the purposes of this Article. Such resolution in writing may consist of several documents each signed by or on behalf of one or more members.

                               VOTES OF MEMBERS

75. Subject to Article 85 and to any special rights, privileges or restrictions as to voting for the time being attached to any class or classes of shares, every member who (being an individual) is present in person or (being a corporation) is present by a representative duly authorised under section 115 of the Ordinance at any general meeting shall be entitled, on a show of hands, to one vote only and, on a poll, to one vote for every fully paid-up share of which he is the holder.

76. Any person entitled under Article 45 to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that at least 48 hours before the time of the holding of the meeting or adjourned meeting (as the case may be) at which he proposes to vote, he shall satisfy the


                                Exhibit 1.1-15

      Board of his right to be registered as the holder of such shares or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

77. On a poll, votes may be given either personally or by proxy and a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

78. A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, curator bonis or other person in the nature of a committee or curator bonis appointed by that court, and such committee, curator bonis or other person may on a poll, vote by proxy. If any member be a minor he may vote by his guardian or one of his guardians who may give their votes personally or by proxy. Where a member is, under the Listing Rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such member in contravention of such requirement or restriction shall not be counted.

                                    PROXIES

79.   (a)   A proxy need not be a member of the Company.

      (b) An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may accept, and shall be deemed, subject to the proviso hereinafter contained, to confer authority upon the proxy to vote on any resolution (or amendment thereto) put to the meeting for which it is given as the proxy thinks fit.

            Provided that any form issued to a member for use by him for appointing a proxy to attend and vote at an extraordinary general meeting or at an annual general meeting at which special business (determined as provided in Article 64) is to be transacted shall be such as to enable the member according to his intention to instruct the proxy to vote in favour of or against (or, in default of instructions, to exercise his discretion in respect of) each resolution dealing with any such special business and shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

80. The instrument appointing a proxy shall be signed by the appointor, or his duly authorised attorney, of if such appointor be a corporation, under its common seal or signed by some officer, attorney or other person duly authorised in that behalf.

81. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be deposited at the Office at least forty-eight hours before the time fixed for holding the meeting at which the person named in such instrument proposes to attend and vote or, in the case of a poll, at least thirty-six hours before the time appointed for the taking of the poll; otherwise the person so named shall not be entitled to vote at that meeting (or as the case may be) except with the approval of the Chairman of the meeting. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date. Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned and, in such event, the instrument appointing a proxy shall be deemed to be revoked.


                                Exhibit 1.1-16

82. Any member may by power of attorney appoint any person to be his attorney for the purpose of attending and voting at any meeting, and such power may be a special power limited to any particular meeting or a general power extending to all meetings at which such member is entitled to vote. Every such power shall be deposited at the Office at least thirty-six hours before the time fixed for holding the meeting at which such attorney proposes to attend and vote or, in the case of a poll, at least twenty-four hours before the time appointed for the taking of the poll; otherwise the attorney shall not be entitled to vote at that meeting (or as the case may be) except with the approval of the Chairman of the meeting.

83.   (a)   An instrument of proxy may be revoked by forwarding to the Office written notification of such revocation signed by or on behalf of the person who issued or authorised the issue of the instrument of proxy.

      (b) A vote given in accordance with the terms of an instrument of proxy or power of attorney or by the duly authorised representative of a corporation shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the proxy or power of attorney or other authority, or transfer of the shares in respect of which the proxy is given, provided no intimation in writing of the death, insanity, revocation or transfer shall have been received at the Office at least twenty-four hours before the time fixed for holding the meeting, or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

84. Any corporation which is a member of the Company may, by resolution of its directors or other governing body or by power of attorney, authorise such persons at it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company. References in these Articles to a member present in person at a meeting shall, unless the context otherwise requires, include a corporation which is a member represented at the meeting by such duly authorised representative.

85. Without prejudice to the generality of Article 84 if a Clearing House (or its nominee) is a member of the Company, it (or, as the case may be, its nominee) may authorise such person or persons as it thinks fit to act as its proxy and proxies or representative or representatives at any meeting of the Company or at any meeting of any class of members of the Company provided that, if more than one person is so authorised, the proxy form or authorisation shall specify the number and class of shares in respect of which each such person is so authorised. A person so authorised under the provisions of this Article shall be entitled to exercise the same powers on behalf of the Clearing House (or its nominee) which he represents as that Clearing House (or its nominee) could exercise if it were an individual member of the Company and, on a show of hands, each such person shall be entitled to a separate vote.

                                   DIRECTORS

86. Unless and until otherwise determined by an ordinary resolution of the Company, the Directors shall be not fewer than two in number, and there shall be no maximum number of Directors.

87. The Company shall keep in accordance with the Ordinance a register containing the names and addresses and occupations of its Directors and shall from time to time notify to the Registrar of Companies any change that takes place in such Directors as required by the Ordinance.


                                Exhibit 1.1-17

88. A Director need not hold any shares in the Company. If invited by the Company, a Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

                            DIRECTORS' REMUNERATION

89.   (a)   Without prejudice to the provisions of Article 90, the Directors shall be entitled to receive by way of remuneration for their services such sum as shall from time to time be determined by the Company in general meeting, such sum (unless otherwise directed by the resolution by which it is voted) is to be divided amongst the Directors in such proportions and in such manner as the Board may determine, or failing agreement, equally, except that in such event any Director holding office for less than the whole of the relevant period in respect of which the remuneration is paid shall only rank in such division in proportion to the time during such period for which he has held office. The foregoing provisions shall not apply to a Director who holds any salaried employment or office in the Company except in the case of sums paid in respect of directors' fees.

      (b) The Directors shall also be entitled to be repaid their reasonable travelling, hotel and other expenses incurred by them in or about the performance of their duties as Directors, including their expenses of travelling to and from board meetings, committee meetings or general meetings or otherwise incurred whilst engaged on the business of the Company or on the discharge of their duties as directors.

90. The Directors may award special remuneration out of the funds of the Company (by way of salary, commission or otherwise as the Directors may determine) to any Director who performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director.

                              POWERS OF DIRECTORS

91. The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in Hong Kong or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents for the Company, and may fix their remuneration, and may delegate (with or without power to sub-delegate as the Directors shall determine) to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

92. The Directors may from time to time and at any time by power of attorney or other instrument appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other instrument may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Company may, by writing under its seal, empower any person, either generally or in respect of any specified matter, as its attorney to execute deeds and instruments on its


                                Exhibit 1.1-18
      behalf and to enter into contracts and sign the same on its behalf and every deed signed by such attorney on behalf of the Company and under his seal shall bind the Company and have the same effect as if it were under the seal of the Company.

93. Subject to and to the extent permitted by the Ordinance, the Company or the Directors on behalf of the Company, may cause to be kept in any territory a Branch Register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such Branch Register.

94. All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine. The Company's bank accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

95.   (a)   The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures, debenture stocks, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party. Debentures, debenture stocks, bonds and other securities of the Company may be made assignable free from any equities between the Company and the person to which the same may be issued, and may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

      (b) The Directors shall cause a proper register to be kept, in accordance with the provisions of the Ordinance, of all mortgages and charges affecting the property of the Company and shall duly comply with the requirements of the Ordinance in regard to the registration of mortgages and charges therein specified and otherwise. Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the members or otherwise, to obtain priority over such prior charge.

96. The Board may establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation funds for the benefit of, or give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company, or is allied or associated with the Company or with any such subsidiary company, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid, and holding or who have held any salaried employment or office in the Company or such other company, and the wives, widows, families and dependants of any such persons. The Board may also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well being of the Company or of any such other company as aforesaid or of any such persons as aforesaid, and may make payments for or towards the insurance of any such persons as aforesaid, and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. The Board may do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid. Any Director holding any such employment or office


                                Exhibit 1.1-19
      shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

                     APPOINTMENT AND REMOVAL OF DIRECTORS

97. At each annual general meeting one-third of the Directors for the time being, or, if their number is not three or a multiple of three, then the number nearest one-third, shall retire from office by rotation save any Director holding office as Chairman or Chief Executive Officer. The Directors to retire in every year shall be those who have been longest in office since their last election but as between persons who became Directors on the same day shall (unless they otherwise agree between themselves) be determined by lot. The retiring Directors shall be eligible for re-election. The Company at any general meeting at which any Directors retire may fill the vacated offices. No person other than a Director retiring at the meeting, shall, unless recommended by the Directors for election, be eligible for election as a Director at any general meeting unless there shall have been lodged at the Office or at the head office of the Company within the period referred to in the next succeeding sentence a notice signed by a member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also a notice signed by the person to be proposed of his willingness to be elected. The period for lodgement of such notices shall commence on (and include) the day after the despatch of the notice of meeting appointed for such election and end on (and exclude) the date that is seven (7) days before the date appointed for the meeting.

98. If at any general meeting at which an election of Directors ought to take place the places of the retiring Directors are not filled, the retiring Directors or such of them as have not had their places filled shall be deemed to have been re-elected and shall, if willing, continue in office until the next annual general meeting and so on from year to year until their places are filled, unless:

      (a) it shall be determined at such meeting to reduce the number of Directors;

      (b) it is expressly resolved at such meeting not to fill such vacated offices;

      (c) in any such case the resolution for re-election of a Director is put to the meeting and lost; or

      (d) such Director has given notice in writing to the Company that he is not willing to be re-elected.

99. The Company may, from time to time, by ordinary resolution elect any person to be a Director either to fill a casual vacancy or as an addition to the Board.

100. The Company may by ordinary resolution remove any Director notwithstanding anything in these Articles or in any agreement between him and the Company (but without prejudice to any right to damages for termination of such agreement not in accordance with the terms thereof), and may, if thought fit, by ordinary resolution appoint another person in his stead. Special notice is required of a resolution to remove a Director, or to appoint somebody in place of a Director so removed at the meeting at which he is removed, in accordance with the Ordinance. Any person so elected shall hold office for such time only as the Director in whose place he is elected would have held the office if he had not been removed.

101. The Directors shall have power, exercisable at any time and from time to time, to appoint any other person as a Director, either to fill a casual vacancy or as an addition to the Board but so that the number of Directors so appointed shall not exceed the maximum number determined


                                Exhibit 1.1-20
      from time to time (if any) by the shareholders in general meeting and any directors so appointed shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election, but shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at each annual general meeting.

102. The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as the number of Directors is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose. If there shall be no Directors able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

103. No person other than a retiring Director shall, unless recommended by the Board for re-election, be eligible for election to the office of Director at any annual general meeting unless notice in writing of the intention to propose that person for election as a Director and notice in writing by that person of his consent to be elected shall have been lodged at the Office or head office of the Company. The period for lodgement of such notices shall commence on (and include) the day after the despatch of the notice of meeting appointed for such election and end on (and exclude) the date that is seven (7) days before the date appointed for the meeting.

                              ALTERNATE DIRECTORS

104. Each Director may by written notification to the Company nominate any other person to act as alternate Director in his place for a specified period and at his discretion in similar manner remove such alternate Director. If such person is not another Director, such appointment, unless previously approved by the Board, shall have effect only upon and subject to being so approved. The alternate Director shall (except as regards the power to appoint an alternate) be subject in all respects to the terms and conditions existing with reference to the other Directors of the Company; and each alternate Director, whilst acting as such, shall exercise and discharge all the functions, powers and duties of the Director he represents, but shall look to such Director solely for his remuneration as alternate Director. Every person acting as an alternate Director shall (except when absent from Hong Kong) be entitled to receive notices of meetings of the Board and shall have one vote for each Director for whom he acts as alternate at any such meeting at which the Director appointing him is not personally present (in addition to his own vote if he is also a Director). The signature of an alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor. Any person appointed as an alternate Director shall vacate his office as such alternate Director if and when the Director by whom he has been appointed removes him or vacates office as Director. An alternate Director shall be responsible and liable for his own acts, omissions and defaults. An alternate Director shall not be deemed to be an agent of the Director who appoints him. The Director who appoints the alternate Director shall not be vicariously liable for any acts or omissions, including but not limited to any tort, committed by or of the alternate Director while acting in the capacity of alternate Director. To such extent as the Board may from time to time determine in relation to any committee of the Board, the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any committee of which his appointor is a member. An alternate Director shall not, save as aforesaid, have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.


                                Exhibit 1.1-21

                         DISQUALIFICATION OF DIRECTORS

105.  The office of a Director shall ipso facto be vacated:

      (a) if he becomes prohibited by law or court order from being a Director;

      (b) if a receiving order is made against him or he makes any arrangement or composition with his creditors;

      (c)   if he becomes of unsound mind;

      (d) if he absents himself from the meetings of the Board during a continuous period of six months, without special leave of absence from the Board, and his alternate Director (if any) shall not during such period have attended in his stead, and the Board passes a resolution that he has by reason of such absence vacated his office;

      (e) if he shall be removed from office by notice in writing served upon him signed by all his co-directors;

      (f)   if he resigns his office;

      (g)   if he is removed by a special resolution of the Company; or

      (h)   if he is convicted of an indictable offence.

                             DIRECTORS' INTERESTS

106. A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest in accordance with the provisions of the Ordinance. A general notice given to the Directors by a Director to the effect that he is a member or a director of a specified company or firm, and is to be regarded as interested in any contract, arrangement or dealing which may, after the date of the notice, be entered into or made with that company or firm, shall, for the purpose of this Article, be deemed to be a sufficient disclosure of interest in relation to any contract, arrangement or dealing so entered into or made. Without prejudice to the generality of the foregoing, a Director shall give notice to the Company of such matters relating to himself as may be necessary for the purposes of sections 155B, 158, 161 and 161B of the Ordinance.

107. A Director may hold any other office or place of profit under the Company (other than the office of Auditor), and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director, for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article. No Director or intended Director shall be disqualified by his office from contracting with the Company, nor shall any contract or arrangement entered into by or on behalf of the Company with any Director or any firm or company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit, remuneration or other benefits realised by any such contract or arrangement by reason only of such Director holding that office or of any fiduciary relationship thereby established, provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested at the meeting of the Board at which the question of entering into the contract or arrangement is


                                Exhibit 1.1-22
      first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested.

108. A Director shall not vote (nor shall he be counted in the quorum) on any resolution of the Board in respect of any contract or arrangement or proposal in which he is or any of his associates are materially interested, and if he shall do so his vote shall not be counted (nor shall he be counted in the quorum for that resolution), but this prohibition shall not apply to any of the following matters, namely:

      (a) any contract or arrangement for the giving by the Company of any security or indemnity to the Director or his associate(s) in respect of money lent or obligations incurred or undertaken by him or any of them at the request of or for the benefit of the Company or any of its subsidiaries;

      (b) any contract or arrangement for the giving by the Company of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director or his associate(s) has himself/themselves assumed responsibility, or guaranteed or secured in whole or in part whether alone or jointly;

      (c) any contract or arrangement concerning an offer of the shares or debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase where the Director or his associate(s) is/are or is/are to be interested as a participant in the underwriting or sub-underwriting of the offer;

      (d) any contract or arrangement in which the Director or his associate(s) is/are interested in the same manner as other holders of shares or debentures or other securities of the Company by virtue only of his/their interest in shares or debentures or other securities of the Company;

      (e) any contract or arrangement concerning any other company in which the Director or his associate(s) is/are interested whether directly or indirectly as an officer or executive or a shareholder or in which the Director or his associate(s) is/are beneficially interested in shares of that company other than a company in which the Director and any of his associates are in aggregate beneficially interested 5% or more of the issued shares of any class of the equity share capital of such company (or of any third company through which his interest or that of his associates is derived) or of the voting rights (excluding for the purpose of calculating such five per cent. interest any indirect interest of such Director or his associates by virtue of an interest of the Company in such company);

      (f) any proposal or arrangement for the benefit of employees of the Company or its subsidiaries including the adoption, modification or operation of a pension fund or retirement, death or disability benefit scheme which relates both to Directors, his associate(s) and employees of the Company or of any of its subsidiaries and does not give in respect of any Director, or his associate(s), as such any privilege or advantage not generally accorded to the class of persons to whom such scheme or fund relates;

      (g) any proposal or arrangement concerning the adoption, modification or operation of any employees' share scheme involving the issue or grant of options over shares or other securities by the Company to, or for the benefit of, the employees of the Company or its subsidiaries under which the Director or his associate(s) may benefit.


                                Exhibit 1.1-23

      A company shall be deemed to be a company in which a Director and/or his associate(s) owns 5% or more if and so long as (but only if and so long as) he and/or his associate(s) (either directly or indirectly) is/are the holders of or beneficially interested in 5% or more of any class of the equity share capital of such company or of the voting rights available to members of such company (or any third company through which his/their interest or that of any of his associates is derived) or of the voting rights of any class of shares available to shareholders of the Company. For the purpose of this paragraph there shall be disregarded any shares held by a Director or his associate(s) as bare or custodian trustee and in which he or any of them has no beneficial interest, any shares comprised in a trust in which the interest of the Director or his associate(s) is/are in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust scheme in which the Director or his associate(s) is interested only as a unit holder and any shares which carry no voting right at general meetings and restrict dividend and return of capital rights.

      Where a company in which a Director and/or his associate(s) holds 5% or more of any class of the equity share capital of such company or of the voting rights of any class of shares available to shareholders of the Company is/are materially interested in a transaction, then that Director shall also be deemed materially interested in such transaction.

      If any question shall arise at any meeting of the Board as to the materiality of the interest of a Director (other than the Chairman of the meeting) or as to the entitlement of any Director (other than such Chairman) to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be referred to the Chairman of the meeting and his ruling in relation to such other Director shall be final and conclusive except in a case where the nature or extent of the interest of the Director as known to such Director has not been fairly disclosed to the Board. If any question as aforesaid shall arise in respect of the Chairman of the meeting such question shall be decided by a resolution of the Board (for which purpose such Chairman shall not be counted in the quorum and shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such Chairman as known to such Chairman has not been fairly disclosed to the Board.

109. A Director may continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, chief executive officer or manager or other officer or member of any other company in which the Company is interested, and (unless otherwise agreed) shall not be liable to account to the Company for any remuneration or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, chief executive officer, manager or other officer or member of any such other company. The Board may exercise the voting powers conferred by the shares in any other company held or owned by the Company or exercisable by it as directors of such other company in such manner as in all respects as the Board thinks fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, chief executive officers, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) and any director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or be about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, chief executive officer, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid. A Director of the Company may be or become a director of any company promoted by the Company or in which it may be interested as a vendor, shareholder or otherwise and no such Director will be accountable for


                                Exhibit 1.1-24
      any benefits received as a director or member of such company. A Director of the Company or his firm may not act as auditor of the Company.

                CHIEF EXECUTIVE OFFICERS AND OTHER APPOINTMENTS

110. The Directors may, from time to time, appoint one or more of their number to be Chief Executive Officer or Chief Operating Officer of the Company, or to hold such office in the management, administration or conduct of the business of the Company as they may decide, and for such period and upon such terms and for such remuneration as the Directors shall think fit, and the Directors may also, from time to time (subject to the provisions of any agreement between him or them and the Company) remove him or them from office, and appoint another or others in his or their place or places.

111. A Chief Executive Officer or a Chief Operating Officer (subject to the provisions of any agreement between him and the Company) shall be subject to the same provisions as to resignation and removal as the other Directors of the Company, and shall ipso facto and immediately cease to be Chief Executive Officer or Chief Operating Officer if he shall cease to hold the office of Director.

112. The Directors may, from time to time, entrust to and confer upon any Chief Executive Officer, Chief Operating Officer or Director, holding any other office in the management, administration or conduct of the business of the Company, such of the powers exercisable under these Articles by the Directors as they may think fit, and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions and with such restrictions as they may consider expedient, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                           PROCEEDINGS OF DIRECTORS

113. The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary for the transaction of business. Until otherwise determined by the Board, two Directors shall constitute a quorum. For the purpose of this Article an alternate Director shall be counted in a quorum but, notwithstanding that an alternate Director is also a Director or is an alternate for more than one Director, he shall for quorum purposes count as only one Director. Matters arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the Chairman of the meeting shall have a second or casting vote. A Director or the Secretary may, at any time, summon a meeting of the Directors. A meeting of the Board or any committee of the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

114. Notice of a meeting of Directors shall be deemed to be duly given to a Director if it is given to him personally, in writing or by word of mouth, or sent to him at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting and any such waiver may be retrospective.

115. The Directors may elect a Chairman of the Board and determine the period for which he is to hold office; but if no such Chairman be elected, or if at any meeting the Chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting.


                                Exhibit 1.1-25

116. A resolution in writing signed by all the Directors except such as are temporarily unable to act through ill health or disability (or their alternate Directors) shall (so long as they constitute a quorum) be as effective for all purposes as a resolution of the Directors passed at a meeting duly convened, held and constituted. A written notification of confirmation of such resolution in writing signed by a Director shall be deemed to be his signature to such resolution in writing for the purposes of this Article. Such resolution in writing may consist of several documents, each signed by one or more Directors or alternate Directors and for this purpose, a facsimile signature of a Director or an alternate Director shall be treated as valid.

117. A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board generally.

118. The Directors may, from time to time, appoint committees consisting of such one or more persons as they think fit, and may delegate any of their powers to any such committee and, from time to time, revoke any such delegation and discharge any such committee wholly or in part. Any committee so appointed shall, in the exercise of the powers so delegated, conform to any regulations that may, from time to time, be imposed upon it by the Directors. All acts done by any such committee in conformity with such regulations and in fulfilment of the purposes for which it is appointed, but not otherwise, shall have the like force and effect as if done by the Board, and the Board shall have power, with the consent of the Company in general meeting, to remunerate the members of any special committee, and charge such remuneration to the current expenses of the Company.

119. The meetings and proceedings of any such committee consisting of two or more members shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors, insofar as the same are not superseded by any regulations made by the Directors under the last preceding Article.

120. All acts done bona fide by any meeting of the Directors or of a committee of Directors, or by any persons acting as Directors, shall, notwithstanding that there was some defect in the appointment of any such Directors or persons acting as aforesaid, or that they or any of them were disqualified, or had vacated office, be as valid as if every such person had been duly appointed and was qualified and continued to be a Director.

                                    MINUTES

121. The Directors shall cause to be entered and kept in books provided for the purpose minutes of the following:

      (a)   all appointments of officers;

      (b) all the names of the Directors and any alternate Director who is not also a Director present at each meeting of the Directors and of any committee; and

      (c) all resolutions and proceedings of general meetings and of meetings of the Directors and committees.

            Any such minutes of any meeting of the Directors, or of any committee, or of the Company, if purporting to be signed by the Chairman of such meeting, or by the Chairman of the next succeeding meeting, shall be receivable as evidence of the proceedings of such meeting.


                                Exhibit 1.1-26

                                   THE SEAL

122. The Directors shall procure a common seal to be made for the Company, and shall provide for the safe custody thereof. The Seal shall not be affixed to any instrument except by the authority of the Directors or a committee authorised by the Board in that behalf, and every instrument to which the Seal shall be affixed shall be signed by one Director or some other person nominated by the Directors for the purpose, provided that the Board may either generally or in any particular case or cases resolve (subject to such restrictions as to the manner in which the Seal may be affixed as the Board may determine) that such signature may be affixed to certificates for shares or debentures or representing any other form of security by some mechanical means other than autographic to be specified in such resolution or that such certificates need not be signed by any person. Every instrument executed in the manner provided by this Article shall be deemed to be sealed and executed with the authority of the Directors previously given.

123. The Company may have an official seal for use for sealing certificates for shares or other securities, with the addition of the word `Securities' on its face or in such other form as the Board may approve, issued by the Company as permitted by section 73A of the Ordinance (and no signature of any Director, officer or other person and no mechanical reproduction thereof shall be required on any such certificates or other document to which such official seal is affixed and such certificates or other document shall be valid and deemed to have been sealed and executed with the authority of the Board notwithstanding the absence of any such signature or mechanical reproduction as aforesaid) and an official seal for use abroad under the provisions of the Ordinance where and as the Board shall determine, and the Company may by writing under the Seal appoint any agents or agent, committees or committee abroad to be the duly authorised agents of the Company for the purpose of affixing and using such official seal and may impose such restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

124. The Company may exercise all the powers of having official seals conferred by the Ordinance and such powers shall be vested in the Directors.

                                  SECRETARY

125. The Directors shall appoint such person, persons or entities to be Secretary or Joint Secretaries of the Company for such period, at such remuneration and upon such conditions as they may think fit, and any Secretary or Joint Secretaries so appointed may be removed by them. Anything by the Ordinance or these Articles required or authorised to be done by or to the Secretary or Joint Secretaries, if the office is vacant or there is for any other reason no person capable of acting in the capacity as Secretary or Joint Secretaries, may be done by or to any assistant or deputy Secretary, or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Board.

                            DIVIDENDS AND RESERVES

126. The Company may by ordinary resolution declare dividends but no such dividend shall exceed the amount recommended by the Directors.

127. Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to


                                Exhibit 1.1-27
      the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

128. The Directors may retain any dividend or other monies payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts and liabilities in respect of which the lien exists. The Board may deduct from any dividend or bonus payable to any member all sums of money (if any) presently payable by him to the Company on account of calls, instalments or otherwise.

129. Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall mutatis mutandis apply to capitalisations to be effected in pursuance of these Articles.

130. Any general meeting sanctioning a dividend may make a call on the members of such amount as the meeting fixes, but so that the call on each member shall not exceed the dividend payable to him, and so that the call shall be made payable at the same time as the dividend, and the dividend may, if so arranged between the Company and the member, be set off against the call.

131.  (a)   In respect of any dividend which the Board has resolved to pay or any dividend declared or sanctioned or proposed to be declared or sanctioned by the Board or by the Company in general meeting, the Board may determine and announce, prior to or contemporaneously with the announcement, declaration or sanction of the dividend in question:

            either

            (i) that members entitled thereto will receive in lieu of such dividend (or such part thereof as the Board may think fit) an allotment of shares credited as fully paid provided that the members are at the same time accorded the right to elect to receive such dividend (or part thereof as the case may be) in cash in lieu of such allotment. In such case, the following provisions shall apply:

                  (A) the basis of any such allotment shall be determined by the Board;

                  (B) the Board, after determining the basis of allotment and notwithstanding that the number of shares to be allotted may not be calculated until after notice to the members has been given as required by the provisions of this sub-paragraph and subject to the provisions of sub-paragraph (D) below, shall give notice in writing to the members of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective which shall be not less than two weeks from the date on which the notice above referred to was despatched to the members;


                                Exhibit 1.1-28

                  (C) the right of election accorded to members as aforesaid may be exercised in whole or in part;

                  (D)   the Board may resolve:

                        (I) that the right of election accorded to members as aforesaid may be exercised so as to take effect on all future occasions (if any) when the Board makes a determination pursuant to sub-paragraph (i) of this paragraph (a); and/or

                        (II) that a member who does not exercise the right of election accorded to him as aforesaid either in whole or in part may notify the Company that he will not exercise the right of election accorded to him in respect of all future occasions (if any) when the Board makes a determination pursuant to sub-paragraph (i) of this paragraph
                              (a) of this Article.

                        Provided that a member may exercise such election or give such notice in respect of all but not, some of the shares held by him and may at any time give seven days notice in writing to the Company of the revocation of such an election or such a notice which revocation shall take effect at the expiry of such seven days, and until such revocation has taken effect, the Board shall not be obligated to give to such member notice of the right of election accorded to him or send to him any form of election;

                  (E) the dividend (or that part of the dividend in lieu of which an allotment of shares is to be made as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised (the "Non-Elected Shares") and in lieu thereof shares shall be allotted credited as fully paid to the holders of the Non-Elected Shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of the amount standing to the credit of share premium account or out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserve or reserves or other special account) as the Board may determine, a sum equal to the aggregate nominal amount of shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the Non-Elected Shares on such basis;

                  (F) the Board may resolve that the shares to be allotted shall be allotted at a premium provided that the premium is credited as fully paid up and in such case the Board shall in addition to the amount to be capitalised and applied pursuant to sub-paragraph (E) above, and for the purposes therein set out, capitalise and apply out of the amount standing to the credit of the share premium account or out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserve or reserves or other special account) as the Directors may determine, a sum equal to the aggregate amount of the premium on the shares to be allotted and shall apply the same together with the sum to be applied pursuant to


                                Exhibit 1.1-29
                        sub-paragraph (E) above and on the basis therein set out in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the Non-Elected Shares;

            or

            (ii) that members entitled to such dividend be entitled to elect to receive an allotment of shares credited as fully paid in lieu of the whole or such part of the dividend as the Board may think fit. In such case, the following provisions shall apply:

                  (A) the basis of any such allotment shall be determined by the Board;

                  (B) the Board, after determining the basis of allotment and notwithstanding that the number of shares to be allotted may not be calculated until after notice to the members has been given as required by the provisions of this sub-paragraph and subject to the provisions of sub-paragraph (D) below, shall give notice in writing to the members of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective which shall be not less than two weeks from the date on which the notice above referred to was despatched to the members;

                  (C) the right of election accorded to members as aforesaid may be exercised in whole or in part;

                  (D)   the Board may resolve;

                        (I) that the right of election accorded to members as aforesaid may be exercised so as to take effect on all future occasions (if any) when the Board makes a determination pursuant to sub-paragraph (ii) of this paragraph (a); and/or

                        (II) that a member who does not exercise the right of election accorded to him as aforesaid either in whole or in part may notify the Company that he will not exercise the right of election accorded to him in respect of all future occasions (if any) when the Board makes determination pursuant to sub-paragraph (ii) of paragraph (a).

                        Provided that a member may exercise such election or give such notice in respect of all but not some of the shares held by him and may at any time give seven days' notice in writing to the Company of the revocation of such an election or such a notice which revocation shall take effect at the expiry of such seven days, and until revocation has taken effect, the Board shall not be obliged to give to such member notice of the right of election accorded to him or send to him any form of election;

                  (E) the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on shares in respect whereof the share election has been duly exercised (the


                                Exhibit 1.1-30

                        Elected Shares) and in lieu thereof shares shall be allotted credited as fully paid to the holders of the Elected Shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of the amount standing to the credit of share premium account or out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserve or reserves or other special account) as the Board may determine, a sum equal to the aggregate nominal amount of shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the Elected Shares on such basis;

                  (F) the Board may resolve that the shares to be allotted shall be allotted at a premium provided that the premium is credited as fully paid up and in such case the Board shall in addition to the amount to be capitalised and applied pursuant to sub-paragraph (E) above, and for the purpose therein set out, capitalise and apply out of the amount standing to the credit of the share premium account or out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserve or reserves or other special account) as the Board may determine, a sum equal to the aggregate amount of the premium on the shares to be allotted and shall apply the same together with the sum to be applied pursuant to sub-paragraph (E) above and on the basis therein set out in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst holders of the Elected Shares.

      (b) The shares allotted pursuant to the provisions of paragraph (a) of this Article shall rank pari passu in all respects with the fully paid shares then in issue save only as regards participation:

            (i) in the relevant dividend (or the right to receive or to elect to receive an allotment of shares in lieu thereof as aforesaid); or

            (ii) in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of its proposal to apply the provisions of sub-paragraph (i) or (ii) of paragraph (a) of this Article in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of paragraph (a) of this Article shall rank for participation in such distribution, bonus or rights.

      (c) The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (a) of this Article with full power to the Board to make such provisions as they think fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Board may authorise any person to enter into on behalf


                                Exhibit 1.1-31
            of all members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

      (d) The Company may upon the recommendation of the Board by ordinary resolution resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph (a) of this Article a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shares to elect such dividend in cash in lieu of such allotment.

      (e) The Board may on any occasion when it makes a determination pursuant to paragraph (a) of this Article, resolve that no allotment of shares or rights of election for shares to be issued pursuant to such determination shall be made available or made to any members with registered addresses in any particular territory or territories or to a Depositary where the allotment of shares or the circulation of an offer of such rights of election would or might, in the opinion of the Board, be unlawful or would or might, in the opinion of the Board, be unlawful in the absence of a registration statement or other special formalities, and in such event the provision aforesaid shall be read and construed subject to such resolution and the only entitlement of members in any such territory or territories shall be to receive in cash the relevant dividend resolved to be paid or declared. "Depositary" means a custodian or other person (or a nominee for such custodian or other person) appointed under contractual arrangements with the Company or other arrangements approved by the Board whereby such custodian or other person or nominee holds or is interested in shares of the Company or rights or interests in shares of the Company and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been approved by the Board for the purpose of these Articles and shall include, where approved by the Board, the trustees (acting in their capacity as such) of any employees' share scheme established by the Company or any other scheme or arrangements principally for the benefit of employees of the Company and/or its subsidiaries which have been approved by the Board.

      (f) The Board may at any time resolve to cancel all (but not some only) of the elections made and the notices given by the members pursuant to sub-paragraphs (i)(D) and (ii)(D) of paragraph (a) of this Article by giving seven days' notice in writing to the relevant members.

      (g) The Board may on any occasion determine that rights of election under paragraph (a) of this Article shall not be made available to members who are registered in the Register, or in respect of shares the transfer of which is registered, after a date fixed by the Board and in such event the provisions aforesaid shall be read and construed subject to such determination.

132. No dividend shall be payable except out of the profits or other distributable reserves of the Company, and no dividend shall bear interest as against the Company.

133. The Directors may, if they think fit, from time to time, resolve to pay to the members such interim dividends as appear to the Directors to be justified by the reserves of the Company. If at any time the share capital of the Company is divided into different classes the Directors may resolve to pay such interim dividends in respect of those shares in the capital of the


                                Exhibit 1.1-32

      Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential or special rights in regard to dividend, and provided that the Directors act bona fide they shall not incur any responsibility to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights. The Directors may also resolve to pay at half-yearly or at other suitable intervals to be settled by them any dividend which may be payable at a fixed rate if they are of the opinion that the reserves of the Company justify the payment.

134. All dividends unclaimed for one year after having become payable may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed, and all dividends unclaimed for six years after having become payable may be forfeited by the Directors and shall revert to the Company. The payment into a separate account of any monies payable in respect of a dividend shall not constitute the Company a trustee in respect thereof for any person.

135. Unless otherwise directed any dividend or other monies payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled, or, in the case of joint holders, to the registered address of that one whose name stands first on the Register in respect of the joint holding, or addressed to such person at such address as the holder or joint holders shall direct. The Company shall not be liable or responsible for any cheque or warrant lost in transmission nor for any dividend or other monies lost to the member or person entitled thereto by the forged endorsement of any cheque or warrant. Payment of the cheque or warrant by the banker on whom it is drawn shall be a good discharge to the Company.

136. The Directors may distribute in specie or in kind among the members in satisfaction in whole or in part of any dividend any of the assets of the Company, and in particular any shares or securities of other companies to which the Company is entitled and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue fractional certificates, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend and such appointment shall be effective. Where required, a contract shall be filed in accordance with the provisions of the Ordinance and the Board may appoint any person to sign such contract on behalf of the persons entitled to the dividend and such appointment shall be effective.

137. Before recommending a dividend the Directors may set aside any part of the net profits of the Company to one or more reserves, and may apply the same either by employing it in the business of the Company or by investing it in such manner as they shall think fit and the income arising from such reserves shall be treated as part of the profits of the Company. Such reserves may be applied for the purpose of maintaining the property of the Company, replacing wasting assets, meeting contingencies, forming an insurance fund, equalising dividends, paying special dividends, or for any other purpose for which the undivided profits of the Company may lawfully be used, and until the same shall be so applied it shall be deemed to remain undivided profit. The Directors may also carry forward as undivided profit any profit or balance of profit which they shall not think fit to recommend as dividend or to place to reserve.


                                Exhibit 1.1-33

                          AUTHENTICATION OF DOCUMENTS

138. Any Director or the Secretary or other authorised officer of the Company shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies of extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager or such other officer of the Company having the custody thereof shall be deemed to be the authorised officer of the Company as aforesaid. A document purporting to be a copy of a resolution or an extract from the minutes of a meeting of the Company or of the Directors or any local board or committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

                        CAPITALISATION OF RESERVES ETC.

139. The Company in general meeting may upon the recommendation of the Directors resolve to capitalise any part of the Company's reserves or undivided profits not required for the payment or provision of the dividend on any shares with a preferential right to a dividend, and accordingly that such part be divided amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions, on condition that the same be not paid in cash but be applied as a capitalisation issue either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures or other securities of the Company to be allotted and distributed credited as fully paid to and amongst such members in the proportion aforesaid, or partly in one way and partly in the other:

      Provided that any amount standing to the credit of a share premium account or a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid-up shares.

140. Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the reserves and undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid-up shares, debentures or other securities and generally shall do all acts and things required to give effect thereto.

141. For the purpose of giving effect to any resolution under Articles 136 and 139 hereof the Directors may settle any difficulty which may arise in regard to the distribution or capitalisation issue as they think expedient, and in particular may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any members based upon the value so fixed or that fractions of such value as the Directors may determine may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trusts for the persons entitled to the distribution or capitalisation issue as may seem expedient to the Directors. The provisions of the Ordinance in relation to the filing of contracts for allotment shall be observed, and the Directors may appoint any person to sign such contract on behalf of the persons entitled to share in the distribution or capitalisation issue, and such appointment shall be effective and binding upon all concerned, and the contract may provide for the acceptance by such persons of the shares, debentures or other securities to be allotted and distributed to them respectively in satisfaction of their claims in respect of the sum so capitalised.


                                Exhibit 1.1-34

                             ACCOUNTS AND AUDITORS

142. The Directors shall cause proper books of account to be kept with respect to:

      (a) all sums of money received and expended by the Company and the matters in respect of which such receipt and expenditure take place; and

      (b)   the assets and liabilities of the Company.

      Proper books shall not be deemed to be kept if there are not kept such books of accounts as are necessary to give a true and fair view of the transactions.

143. The Directors shall from time to time, in accordance with the provisions of the Ordinance, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are required by the Ordinance.

144. A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting, together with a copy of the Directors' report and a copy of the Auditors' report, shall not less than twenty-one days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and all persons other than members or holders of debentures of the Company, being persons entitled to receive notices of general meetings of the Company:

      Provided that this Article shall be subject to Article 144B and shall not require a copy of those documents to be sent to any person of whose address the Company is not aware, to more than one of the joint holders of any shares or debentures, nor to any person to whom the Company has duly sent a copy of a summary financial report (as defined in the Ordinance) in accordance with the provisions of the Ordinance and
      Article 144A.

144A Subject to Article 144B, a copy of a summary financial report in the form and containing the contents as required by the Ordinance shall be sent by the Company in accordance with the provisions of the Ordinance to a person who has been offered and agrees, in accordance with the provisions of the Ordinance, to be sent a copy of such summary financial report.

144B Where a person has, in accordance with the provisions of the Ordinance where applicable, consented to treat the publication or the making available of the relevant financial documents and/or the summary financial report (each as defined in the Ordinance) on a computer network or by such other means as discharging the Company's obligation under the Ordinance to send a copy of the relevant financial documents and/or the summary financial report (each as defined in the Ordinance), then the publication or the making available by the Company, in accordance with the provisions of the Ordinance where applicable, on such computer network or by such other means of the relevant financial documents or the summary financial report (each as defined in the Ordinance) shall, in relation to each consenting person, be deemed to discharge the Company's obligations under Article 144 and/or Article 144A.

145. Auditors shall be appointed and their duties regulated in the manner provided by the Ordinance.

146. Subject as otherwise provided by the Ordinance the remuneration of the Auditors shall be fixed by the Company in general meeting provided always that in respect of any particular


                                Exhibit 1.1-35
      year the Company in general meeting may delegate the fixing of such remuneration to the Board.

147. Every statement of accounts audited by the Company's Auditors and presented by the Board at a general meeting shall after approval at such meeting be conclusive except as regards any error discovered therein within three months of the approval thereof. Whenever any such error is discovered within that period, it shall forthwith be corrected, and the statement of accounts amended in respect of the error shall be conclusive.

                                    NOTICES

148. Any notice, document or communication to be given or issued to the members shall be in writing in any one or more languages, may be served by the Company upon any member either personally or by sending it by mail, postage prepaid, addressed to such member at his registered address, and, in any case where the registered address of such member is outside Hong Kong, by prepaid airmail, or by delivering, sending or otherwise making available through electronic or other means to such member.

149. Any notice sent by mail shall be deemed to have been served in the case where the member's registered address is in Hong Kong on the day following that on which the notice is mailed in Hong Kong and in any other case on the fifth day after the day of mailing. In proving such service it shall be sufficient to prove that the notice was properly addressed and mailed, postage prepaid.

150. Any person who, by operation of law, transfer or other means whatsoever, shall become entitled to any share shall be bound by every notice in respect of such share which, previously to his name and address being entered in the Register, shall be duly given to the person from whom he derives his title to such share.

151. Any notice, document or communication delivered or sent by mail to, or left at the registered address of, or made available through electronic or other means to, any member, in pursuance of these Articles, shall, notwithstanding such member be then deceased or bankrupt, and whether or not the Company have notice of his death or bankruptcy, be deemed to have been duly served in respect of any shares held by such member, whether held solely or jointly with other persons by such member, until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice, document or communication on his executors, administrators or assigns and all persons (if any) jointly interested with him in any such share.

152. Any summons, notice, order or other document required to be sent to or served upon the Company, or upon any officer of the Company, may be sent or served by leaving the same or sending it through the post in a prepaid letter, envelope or wrapper, addressed to the Company or to such officer at the Office.

153. The signature to any notice to be given by the Company may be written or printed.

154. Subject to any special provisions contained in these Articles or in the Ordinance, all notices required to be given by advertisement shall be advertised in at least one daily Chinese and one daily English newspaper circulating in Hong Kong.

155. In reckoning the period for any notice given under these Articles, the day on which notice is served, or deemed to be served, and the day for which such notice is given shall be excluded.


                                Exhibit 1.1-36

                                  WINDING UP

156. If the Company shall be wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid up on the shares held by them respectively, and if such surplus assets shall be insufficient to repay the whole of the paid-up capital, they shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid upon on the shares held by them respectively. This
      Article is, however, subject to the rights of the holders of any shares which may be issued on special terms or conditions.

157. If the Company shall be wound up, the liquidator (whether voluntary or official) may, with the sanction of a special resolution, divide among the members in specie or kind the whole or any part of the assets of the Company or vest any part of the assets of the Company in trustees upon such trusts for the benefit of the members or any of them as the resolution shall provide. Any such resolution may provide for and sanction a distribution of any specific assets amongst different classes of members otherwise than in accordance with their existing rights, but each member shall in that event have a right of dissent and other ancillary rights in the same manner as if such resolution were a special resolution passed pursuant to section 237 of the Ordinance.

158. In the event of a winding-up of the Company in Hong Kong, every member of the Company who is not for the time being in Hong Kong shall be bound, within fourteen days after the passing of an effective resolution to wind up the Company voluntarily, or within the like period after the making of an order for the winding up of the Company, to serve notice in writing on the Company appointing some person resident in Hong Kong upon whom all summonses, notices, processes, orders and judgements in relation to or under the winding up of the Company may be served and, in default of such nomination, the liquidator of the Company shall be at liberty on behalf of such member to appoint some such person, and service upon any such appointee shall be deemed to be a good personal service on such member for all purposes, and where the liquidator makes any such appointment he shall, with all convenient speed, give notice thereof to such member by advertising in such English language daily newspaper circulating in Hong Kong as he shall deem appropriate or by a registered letter sent through the post and addressed to such member at his address as appearing in the Register, and such notice shall be deemed to be served on the day on which the advertisement appears or the letter is posted.

                                   INDEMNITY

159. Subject to the provisions of the Ordinance, every Director or other officer of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses and liabilities which he may sustain or incur in or about the execution of his office or otherwise in relation thereto and in particular and without prejudice to the generality of the foregoing every Director and other officer of the Company shall be indemnified by the Company against, and it shall be the duty of the Directors out of the funds of the Company to pay all costs, losses and expenses which any such Director and other officer may incur or become liable for by reason of any contract entered into, or act or thing done by him or them as such Director and other officer, or in any way in the discharge of their or his duties, including travelling expenses; and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company, and have priority as between the members over all other claims. Any person who is a Director or other officer of the Company shall not be liable (except in consequence of his own dishonesty) for the acts, receipts, neglects or defaults of any other Director or other officer of the Company or for any losses or expenses incurred by the Company through the insufficiency or deficiency of title to


                                Exhibit 1.1-37
      any property acquired by order of the Directors for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects of the Company shall be deposited or for any loss occasioned by any error of judgement, omission, default or oversight on their or his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto. Each member of the Company agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director.

159A. Subject to Article 159 and the provisions of and so far as may be permitted by the Ordinance, the Company may purchase and maintain for any officer of the Company:

      (i) insurance against any liability to the Company, a related company or any other party in respect of any negligence, default, breach of duty or breach of trust (save for fraud) of which he may be guilty in relation to the Company or a related company; and

      (ii) insurance against any liability incurred by him in defending any proceedings, whether civil or criminal, taken against him for any negligence, default, breach of duty or breach of trust (including fraud) of which he may be guilty in relation to the Company or a related company.

      In this Article 159A, "related company" in relation to the Company means any company that is the Company's subsidiary or holding company or a subsidiary of the Company's holding company.

                           DESTRUCTION OF DOCUMENTS

160   (a)   Subject to the Ordinance, the Company may destroy:

            (i) any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

            (ii) any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two years from the date on which such mandate, variation, cancellation or notification was recorded by the Company;

            (iii) any instrument of transfer of shares which has been
                  registered at any time after the expiry of six years from the date of registration; and

            (iv) any other document, on the basis of which any entry in the register is made, at any time after the expiry of six years from the date on which an entry in the register was first made in respect of it;

            and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a


                                Exhibit 1.1-38
            valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

            (2) the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

            (3) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (1) above are not fulfilled; and

            (3) references in this Article to the destruction of any document include reference to its disposal in any manner.

      (b) Notwithstanding any provision contained in these Articles, the Directors may, if permitted by applicable law, authorise the destruction of documents set out in sub-paragraph (a)(i) to (iv) of this Article and any other documents in relation to share registration which have been microfilmed or electronically stored by the Company or by the share registrar on its behalf provided always that this Article shall apply only to the destruction of a document in good faith and without express notice to the Company and its share registrar that the preservation of such document was relevant to a claim.

                              UNTRACEABLE MEMBERS

161. Without prejudice to the rights of the Company, the Company may cease sending such cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

162. The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a member who is untraceable, but no such sale shall be made unless:

      (a) all cheques or warrants, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by the Articles of Association of the Company have remained uncashed;

      (b) so far as it is aware at the end of the relevant period, the Company has not at any time, during the relevant period received any indication of the existence of the member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law;

      (c) the Company has caused an advertisement to be inserted in English in one English language daily newspaper and in Chinese in one Chinese language daily newspaper (provided that the aforesaid daily newspapers shall be included in the list of newspapers issued and published in the Hong Kong Government Gazette for the purpose of section 71A of the Ordinance) advertising its intention to sell such shares and a period of three months has elapsed since the date of such advertisement; and


                                Exhibit 1.1-39

      (d) the Company has notified the stock exchange in the relevant territory of its intention to effect such sale.

      For the purpose of the foregoing, "relevant period" means the period commencing twelve years before the date of publication of the advertisement referred to in paragraph (c) of this Article and ending at the expiry of the period referred to in that paragraph.

      The manner, timing and terms of any sale of shares pursuant to this Article (including but not limited to the price or prices at which the same is made) shall be such as the Board determines, based upon advice from such bankers, brokers or other persons as the Board considers appropriate consulted by it for the purposes, to be reasonably practicable having regard to all the circumstances including the number of shares to be disposed of and the requirement that the disposal be made without delay and the Board shall not be liable to any person for any of the consequences of reliance on such advice.

163. To give effect to any such sale pursuant to Article 162 the Board may authorise any person to transfer the said shares and the instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and, upon receipt by the Company of such proceeds, it shall become indebted to the former member by carrying all moneys in respect thereof to a separate account for an amount equal to such net proceeds. No trusts shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall include any additional shares which during the relevant period or during any period ending on the date when all the requirements of sub-paragraphs (a) to (d) of
      Article 162 have been satisfied have been issued in respect of those held at the beginning of such relevant period and shall be valid and effective notwithstanding that the member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

                                  INFORMATION

164. No member of the Company shall be entitled to require discovery of or any information in respect of any detail of the Company's trading and any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interests of the members of the Company to communicate to the public.


                                Exhibit 1.1-40

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